UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2007

Atlas Pipeline Holdings, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Rouser Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 27, 2007, Atlas Pipeline Holdings, L.P. (the “Partnership”) completed its previously announced private placement of 6,249,995 common units, at an aggregate offering price of $168,749,865 (the “Private Placement”). The Partnership paid UBS Securities LLC placement agent fees of $1.69 million. The Partnership used the proceeds of the Private Placement to purchase 3,835,227 common units of its affiliate, Atlas Pipeline Partners, L.P. (“APL”), in a private placement (the “APL Private Placement”). In order to maintain its 2% general partner interest in APL, the Partnership contributed approximately $23 million to APL, which it funded with an advance against its $50 million credit facility. The Partnership’s common units were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Also in connection with the Private Placement, the Partnership agreed to file a registration statement with the Securities and Exchange Commission covering the common units issued in the Private Placement. A copy of the registration rights agreement is attached as exhibit 10.2 hereto.

Item 7.01	Regulation FD Disclosure.

In connection with the APL Private Placement described in Item 3.02 above, APL amended its limited partnership agreement in order to:

•	effect a technical amendment to the definition of “Available Cash” and

•	provide for the subordination of incentive distributions to the Partnership in the following manner:

•	up to $5 million per quarter for the first 8 quarters beginning with the current quarter; and

•	up to $3.75 million per quarter after the initial 8 quarter period.

A copy of the amendment is attached hereto as exhibit 10.1.

On July 27, 2007, the Partnership issued a press release related to the foregoing. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P. dated as of July 27, 2007

10.2	Registration Rights Agreement dated July 27, 2007

99.1	Press Release of Atlas Pipeline Holdings, L.P. dated July 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2007	ATLAS PIPELINE HOLDINGS, L.P.
	By:	Atlas Pipeline Holdings GP, LLC, its general partner

		By:	/s/ Matthew A. Jones
Chief Financial Officer